Exhibit 99.1

Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements present financial information for UniSource Energy giving effect to the sale of Global Solar. The unaudited pro forma condensed statements of income for the years ended December 31, 2005, 2004 and 2003 are presented as if the disposition of Global Solar had occurred at the beginning of the year presented. The unaudited pro forma condensed balance sheet as of December 31, 2005 is presented as if the transaction occurred on that date, as more fully described in the accompanying notes to the pro forma condensed consolidated financial information. The pro forma adjustments are based on available information that management believes are reasonable at the date of this filing.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the UniSource Energy historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2005. The unaudited pro forma condensed consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of future results of operations or financial position.

UNISOURCE ENERGY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2005
(Unaudited)

		Pro Forma
	As Reported	Adjustments			Pro Forma
	- Thousands of Dollars, Except Per Share Amounts -
Operating Revenues
Electric Retail Sales	$895,411	$-			$895,411
Electric Wholesale Sales	178,667	-			178,667
Gas Revenue	135,909	-			135,909
Other Revenues	19,548	(5,479)	(a	)	14,069
Total Operating Revenues	1,229,535	(5,479)			1,224,056

Operating Expenses
Fuel	226,278	-			226,278
Purchased Energy	324,351	-			324,351
Other Operations and Maintenance	228,237	(12,637)	(a	)	215,600
Depreciation and Amortization	135,556	(2,979)	(a	)	132,577
Amortization of Transition Recovery Asset	56,418	-			56,418
Taxes Other Than Income Taxes	47,737	(409)	(a	)	47,328
Total Operating Expenses	1,018,577	(16,025)			1,002,552
Operating Income	210,958	10,546			221,504

Other Income (Deductions)
Interest Income	19,838	-			19,838
Other Income	8,830	-			8,830
Total Other Income (Deductions)	28,668	-			28,668

Interest Expense
Long-Term Debt	76,762	-			76,762
Interest on Capital Leases	79,098	-			79,098
Other Interest Expense	4,436	-			4,436
Total Interest Expense	160,296	-			160,296

Income From Continuing Operations Before Income Taxes	79,330	10,546			89,876
Income Tax Expense	32,560	5,063	(b	)	37,623

Income from Continuing Operations	$46,770	$5,483			$52,253

Weighted-average Shares of Common Stock Outstanding (000)
Basic	34,798				34,798
Diluted	38,851				38,851

Income From Continuing Operations per Common Share
Basic	$1.35				$1.51
Diluted	$1.30				$1.44

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

UNISOURCE ENERGY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2004
(Unaudited)

		Pro Forma
	As Reported	Adjustments			Pro Forma
	- Thousands of Dollars, Except Per Share Amounts -
Operating Revenues
Electric Retail Sales	$862,258	$-			$862,258
Electric Wholesale Sales	160,154	-			160,154
Gas Revenue	126,666	-			126,666
Other Revenues	19,900	(3,990)	(a	)	15,910
Total Operating Revenues	1,168,978	(3,990)			1,164,988

Operating Expenses
Fuel	212,514	-			212,514
Purchased Energy	250,668	-			250,668
Other Operations and Maintenance	252,711	(9,036)	(a	)	243,675
Depreciation and Amortization	135,315	(2,896)	(a	)	132,419
Amortization of Transition Recovery Asset	50,153	-			50,153
Taxes Other Than Income Taxes	48,227	(361)	(a	)	47,866
Total Operating Expenses	949,588	(12,293)			937,295
Operating Income	219,390	8,303			227,693

Other Income (Deductions)
Interest Income	20,192	-			20,192
Other Income	8,591	-			8,591
Total Other Income (Deductions)	28,783	-			28,783

Interest Expense
Long-Term Debt	80,968	-			80,968
Interest on Capital Leases	85,912	-			85,912
Other Interest Expense	1,428	-			1,428
Total Interest Expense	168,308	-			168,308

Income From Continuing Operations Before Income Taxes	79,865	8,303			88,168
Income Tax Expense	33,946	3,240	(b	)	37,186

Income from Continuing Operations	$45,919	$5,063			$50,982

Weighted-average Shares of Common Stock Outstanding (000)
Basic	34,380				34,380
Diluted	35,041				35,041

Income From Continuing Operations per Common Share
Basic	$1.34				$1.48
Diluted	$1.31				$1.45

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

UNISOURCE ENERGY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2003
(Unaudited)

		Pro Forma
	As Reported	Adjustments			Pro Forma
	- Thousands of Dollars, Except Per Share Amounts -
Operating Revenues
Electric Retail Sales	$746,578	$-			$746,578
Electric Wholesale Sales	151,111	-			151,111
Gas Revenue	46,520	-			46,520
Other Revenues	28,546	(2,104)	(a	)	26,442
Total Operating Revenues	972,755	(2,104)			970,651

Operating Expenses
Fuel	210,163	-			210,163
Purchased Energy	132,754	-			132,754
Other Operations and Maintenance	216,323	(10,892)	(a	)	205,431
Depreciation and Amortization	130,643	(2,748)	(a	)	127,895
Amortization of Transition Recovery Asset	31,752	-			31,752
Taxes Other Than Income Taxes	48,115	(385)	(a	)	47,730
Total Operating Expenses	769,750	(14,025)			755,725
Operating Income	203,005	11,921			214,926

Other Income (Deductions)
Interest Income	20,493	-			20,493
Other Income	1,686	-			1,686
Total Other Income (Deductions)	22,179	-			22,179

Interest Expense
Long-Term Debt	80,844	-			80,844
Interest on Capital Leases	84,080	-			84,080
Other Interest Expense	1,708	-			1,708
Total Interest Expense	166,632	-			166,632

Income From Continuing Operations Before Income Taxes	58,552	11,921			70,473
Income Tax Expense	12,082	4,449	(b	)	16,531

Income from Continuing Operations	$46,470	$7,472			$53,942

Weighted-average Shares of Common Stock Outstanding (000)
Basic	33,828				33,828
Diluted	34,339				34,339

Income From Continuing Operations per Common Share
Basic	$1.38				$1.60
Diluted	$1.35				$1.57

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

UNISOURCE ENERGY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2005
(Unaudited)

		Pro Forma
	As Reported	Adjustments			Pro Forma
ASSETS	- Thousands of Dollars -
Utility Plant
Plant in Service	$3,167,900	$-			$3,167,900
Utility Plant under Capital Leases	723,900	-			723,900
Construction Work in Progress	160,186	-			160,186
Total Utility Plant	4,051,986	-			4,051,986
Less Accumulated Depreciation and Amortization	(1,408,158)	-			(1,408,158)
Less Accumulated Amortization of Capital Lease Assets	(472,367)	-			(472,367)
Total Utility Plant - Net	2,171,461	-			2,171,461

Investments and Other Property	225,060	(13,066)	(c	)	211,994
Current Assets	444,514	8,850	(d	)	453,364
Regulatory and Other Assets	285,745	-			285,745

Total Assets	$3,126,780	$(4,216)			$3,122,564

CAPITALIZATION AND OTHER LIABILITIES
Capitalization
Common Stock Equity	$616,741	$(949)	(e	)	$615,792
Capital Lease Obligations	665,737	-			665,737
Long-Term Debt	1,212,420	-			1,212,420
Total Capitalization	2,494,898	(949)			2,493,949

Current Liabilities	344,033	(14,806)	(f)(g	)	329,227
Deferred Credits and Other Liabilities	287,849	11,539	(g	)	299,388

Total Capitalization and Other Liabilities	$3,126,780	$(4,216)			$3,122,564

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)

1.   Transaction Summary

On March 31, 2006, Advanced Energy Technologies, Inc. (AET), an indirect, wholly-owned subsidiary of UniSource Energy Corporation (UniSource Energy) sold all of the capital stock of Global Solar Energy, Inc. (Global Solar) to Solon AG and I-Sol Ventures GmbH (collectively “the Buyers”). As part of the sale transaction, on March 30, 2006, we acquired the minority interest held by a third party.

Upon closing of the sale, effective March 31, 2006, the Buyers paid $16 million in cash, which was used to satisfy $10 million of secured promissory notes and accrued interest of $1.3 million held by a UniSource Energy subsidiary with the remainder payable to AET. In addition to the cash purchase price, Global Solar granted AET a ten year option to purchase, for a nominal amount, between 5 and 10 percent of the common stock of Global Solar, determined on a fully diluted basis. The option is only exercisable after the seventh anniversary of the closing or upon the occurrence of certain events including a sale of all or substantially all of the assets of Global Solar, a merger, a change of control transaction, an initial public offering of Global Solar common stock or the payment by Global Solar of dividends in excess of specified amounts.

2.   Basis of Presentation

The above unaudited pro forma condensed consolidated financial statements present financial information for UniSource Energy giving effect to the sale of Global Solar. The unaudited pro forma condensed balance sheet as of December 31, 2005 is presented as if the transaction occurred on that date. The unaudited pro forma condensed statements of income for the years ended December 31, 2005, 2004 and 2003 are presented as if the transaction had occurred at the beginning of the year presented. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of UniSource Energy and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited pro forma condensed consolidated financial statements include adjustments related to the sale of Global Solar. These adjustments are based on information available that UniSource Energy believes is reasonable as of the date of this filing. Actual results may differ from the information presented. The pro forma adjustments are described in the following notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements.

3.   Pro Forma Condensed Consolidated Statements of Income

(a)	Reflects the elimination of revenues and expenses of Global Solar for the years ended December 31, 2005, 2004 and 2003.

(b)	Reflects the elimination of UniSource Energy’s tax benefit recognized as a result of Global Solar’s losses for the years ended December 31, 2005, 2004 and 2003.

4.   Pro Forma Condensed Consolidated Balance Sheet

(c)	Reflects the elimination of Global Solar’s long-term assets of $13 million from Other Property as of December 31, 2005.

(d)
Includes the net cash received of $14.9 million, equal to the gross proceeds from the sale of $16 million, less: $1.1 million of estimated closing costs, $0.1 million to purchase the minority interest of Global Solar stock owned by a third party and $6 million of Global Solar's current assets.

(e)	Reflects the estimated after tax loss recognized on the sale of Global Solar of approximately $1 million as follows (in thousands):

Net proceeds	$14,920
Payment of MEH note payable (1)	(11,325)
Payment of amounts owed to AET (2)	(1,405)
Basis in Global Solar stock (3)	(3,761)
Estimated loss on sale	(1,571)
Income tax expense	(622)
Estimated after-tax loss on sale	$(949)

(1) Represents $10 million note payable and $1.3 million of related accrued interest owed to Millennium Energy Holdings, Inc. (“MEH”), a wholly owned subsidiary of UniSource Energy.

(2) Represents $1.4 million payable to AET as of December 31, 2005 required to be repaid using proceeds from the sale.

(3) Represents the basis in Global Solar stock as of December 31, 2005, adjusted for the $0.1 million payment to purchase the minority interest in Global Solar’s stock (see 4(d) above).

(f)	Includes a $0.6 million income tax benefit related to the estimated $1.6 million loss on the sale of Global Solar.

(g)
Reflects the reclassification of noncurrent deferred tax assets of $12 million included in UniSource Energy’s noncurrent deferred tax liabilities reported in Deferred Credits and Other Liabilities to UniSource Energy’s current taxes payable reported in Current Liabilities.